UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report: May 7, 2002


                            ALTAIR INTERNATIONAL INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Province of
       Ontario,

        Canada                       1-12497                     None
    --------------              --------------------       ------------------
   (State or other             (Commission File No.)          (IRS Employer
     jurisdiction                                          Identification No.)
  of incorporation)

                         1725 Sheridan Avenue, Suite 140
                         -------------------------------
                               Cody, Wyoming 82414

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (307) 587-8245

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Item 5.  Other Events.

     (a)   Issuance of Common Stock and Warrants.

           Purchase  Agreement:  On May 7, 2002, Altair  International Inc. (the
"Company") and two accredited investors entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant which the Company issued to the investors an aggregate of 1,250,000 shares of the Company's common stock (the "Common Stock") and Warrants to purchase an aggregate of 312,500 shares of Common Stock (the "Warrants"). The Common Stock, Warrants and related rights were sold to the investors in exchange for $1,000,000. The Purchase Agreement also contained representations, warranties and future covenants by the Company, the specifics of which are set forth in the Purchase Agreement. Among its other covenants, the Company grants the investors a right of first refusal with respect to equity and convertible securities offered by the Company on or before May 7, 2003.

           The Warrants: The Warrants entitle the holders to purchase an aggregate of 312,500 share of Common Stock at an initial exercise price of $1.13 per share at any time on or before May 7, 2007. The Warrants also contain a net exercise provision, which permits a holder to receive upon the exercise of the Warrant a number of shares of Common Stock with a fair market value equal to the difference between the fair market value of the number of shares of Common Stock with respect to which the Warrant is exercised and the aggregate exercise price applicable to such shares. Net exercise is not permitted prior to May 7, 2003. The Warrants also include a mandatory exercise provision that allows the Company to require that the holders exercise or forfeit the Warrants if the closing sale price for the Common Stock is greater than 250% of the exercise price for a period of 20 trading days. The Warrants include standard anti-dilution provisions applicable in the event of a reorganization, merger, sale or similar event. If the Company fails to issue Common Stock pursuant to the terms of the Warrants, in addition to the Common Stock to be issued pursuant to the Warrants, the Company must pay, in cash and for each day the Company fails to issue the common stock, 0.25% of the value of the Common Stock that should have been issued.

           Registration Rights Agreement: The Company also entered into a Registration Rights Agreement with the investors pursuant to which the Company agrees to file, as soon as possible and in no event later than within 60 days of May 7, 2002, a registration statement registering the re-sale of the shares of Common Stock purchased under the Purchase Agreement and issuable upon exercise of the Warrants. The Company must cause the registration statement to be effective as soon as possible and in no event later than 120 days after May 7, 2002. If the Company fails to cause the registration statement to be effective as required by the Registration Rights Agreeement, the Company must pay to the investors a percentage of $10,000 equal to that percentage derived by dividing
(A) the actual number of days elapsed from the last day of the date of the default or the prior 30-day period, as applicable, to the day such default has been completely cured by (B) 30. The amount may be paid by the Company in cash or, at the investors' option, the equivalent value in shares of the Common Stock.

           The foregoing descriptions do not purport to be complete and are qualified by reference to the definitive agreements, and warrants filed as Exhibits hereto.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

                   4.1     Form of Warrant dated May 7, 2002.

                  10.1     Securities Purchase Agreement dated May 7, 2002.

                  10.2     Registration Rights Agreement dated May 7, 2002.

                  99.1     Press Release

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Altair International Inc.


      May 9, 2002                           By: /s/ William P. Long
----------------------------                   -----------------------------
         Date                                       William P. Long
                                                    Chief Executive Officer

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